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                                                                  Exhibit (d)(4)

                                     FORM OF

                                  TELLIUM, INC.
                            2001 STOCK INCENTIVE PLAN
                            2002 STOCK INCENTIVE PLAN
                              SHARE AWARD AGREEMENT
                              ---------------------


         THIS AGREEMENT, is made as of the ____ day of ______, 2002 (the "Grant Date"), by and between Tellium, Inc., a Delaware corporation (the "Company"), and the individual named on the Notice of Grant who is employed by, or providing services to, the Company or one of its affiliates and who is a signatory hereto (the "Grantee").

         WHEREAS, the Board of Directors of the Company (the "Board") has duly adopted and approved the Tellium, Inc. 2001 Stock Incentive Plan (the "Plan") in order to provide additional incentive to its employees, officers, consultants and directors of the Company and its subsidiaries ("Subsidiaries"); and

         WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Share Award provided for herein to the Grantee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue this Share Award.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1.       Grant of Share Award.
                  --------------------

                  1.1 In consideration of the Grantee's past service with, and agreement to remain in the employ or service of, the Company or its Subsidiaries and for other good and valuable consideration, on the Grant Date, the Company irrevocably grants to the Grantee that number of shares as is set forth in the Notice of Grant attached hereto as Exhibit A upon the terms and conditions set forth in this Agreement and such Notice of Grant (the "Shares").

                  1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. In the event any provision of this Agreement shall conflict with any of the terms in the Plan as constituted on the Grant Date, the terms of the Plan as constituted on the Grant Date shall control.


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         2.       Rights of Grantee.
                  -----------------

                  The Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the Shares, including the right to vote the Shares and the right, subject to Section 4 hereof, to receive dividends thereon.

         3.       Conditions and Delivery of Shares.
                  ---------------------------------

                  Upon payment by the Grantee of the par value of $.001 per Share, the Shares will be electronically deposited into the account maintained on behalf of the Grantee with UBS PaineWebber, Inc. provided that the Grantee has executed the form of Irrevocable Instructions attached hereto as Exhibit B (the "Standing Order") or has otherwise satisfied all applicable withholding requirements with respect to the Shares.

         4.       Dividends.
                  ---------

                  All dividends declared and paid by the Company on shares of Common Stock shall be paid to the Grantee.

         5.       No Right to Continued Employment or Service.
                  -------------------------------------------

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary, nor shall this Agreement or the Plan interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the Grantee's employment or service at any time, with or without Cause.

         6.       Withholding of Taxes.
                  --------------------

                  Unless otherwise determined by the Committee, in its sole discretion, at such times as the Grantee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Grantee shall have the option to either (i) make a cash payment or (ii) authorize UBS PaineWebber pursuant to the Standing Order to sell from the Grantee's account the number of Shares which the Company estimates will generate cash proceeds, each in an amount equal to the federal, state and local income taxes and other amounts, if any, as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes"). In the event the Grantee's cash payment or the cash proceeds from the sale of the Shares, as applicable, are in excess of the Withholding Taxes, the excess proceeds will be deposited in the Grantee's UBS PaineWebber account. In the event the Grantee's cash payment or the cash proceeds from the sale, as applicable, are insufficient to satisfy the Withholding Taxes, then the Grantee authorizes the Company to, in its sole discretion, either instruct UBS PaineWebber to sell additional Shares, cause the remaining amount necessary to satisfy the Withholding Taxes to be withheld from the Grantee's next paycheck or make such other arrangements as the Committee, in its sole discretion, deems appropriate.



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         7.       Grantee Bound by the Plan.
                  -------------------------

                  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         8.       Modification of Agreement.
                  -------------------------

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, by the Company; provided, however, that any such modification, amendment, suspension, termination or waiver that adversely alters or impairs any rights or obligations under this Share Award may be made only by a written instrument executed by the parties hereto.

         9.       Severability.
                  ------------

                  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

         10.      Governing Law.
                  -------------

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         11.      Successors in Interest.
                  ----------------------

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's heirs, executors, administrators and successors.

         12.      Resolution of Disputes.
                  ----------------------

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes.



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

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

                                    TELLIUM, INC.



                                    By:     ___________________________________
                                            Name: _____________________________

                                            Title: ____________________________





                                            _________________________________
                                            Name of Grantee:  [INSERT NAME]







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                                    EXHIBIT A
                                    ---------

                                 NOTICE OF GRANT



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                                    EXHIBIT B
                                    ---------

                            IRREVOCABLE INSTRUCTIONS

         I,                          , have been granted     shares of common
stock, $.001 par value per share, of Tellium, Inc. ("Tellium") (the "Shares"), that are evidenced by a share award agreement between me and Tellium (the "Agreement"), a copy of which is attached. I understand that all of the Shares are fully vested upon their issuance.

         Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares, I understand that, on the date of issuance of the Shares, I will recognize taxable ordinary income on all of the Shares deposited into my account at UBS PaineWebber, Inc. ("PaineWebber"). TAXABLE INCOME INCURRED SHALL BE CALCULATED BASED ON THE CLOSING PRICE OF TELLIUM'S COMMON STOCK ON THE LAST TRADING DAY BEFORE THE DATE OF THE ISSUANCE OF THE SHARES. I HEREBY DIRECT PAINEWEBBER TO SELL A SUFFICIENT NUMBER OF SHARES TO FULFILL MY WITHHOLDING TAX OBLIGATIONS (PAINEWEBBER WILL USE THE WITHHOLDING TAX RATES AND THE WITHHOLDING TAX OBLIGATION PROVIDED TO THEM BY TELLIUM) AND APPLICABLE BROKER COMMISSION. THIS ORDER MAY BE GROUPED AS PART OF A BLOCK TRADE OR BUNCHED ORDER AND I MAY RECEIVE THE WEIGHTED AVERAGE SALE PRICE FROM THIS TRADE FOR MY SHARES. IF IN PAINEWEBBER'S SOLE DISCRETION MARKET CONDITIONS DO NOT PERMIT SUCH SHARES TO BE SOLD ON THE DATE OF ISSUANCE OF THE SHARES, PAINEWEBBER IS DIRECTED TO SELL SUCH SHARES AT MARKET PRICES ON SUCH SUBSEQUENT TRADING DAYS AS PAINEWEBBER DETERMINES IS APPROPRIATE UNDER MARKET CONDITIONS. I understand that PaineWebber will remit the proceeds, net of broker commissions, to Tellium for payment of the withholding taxes due. I further understand that it is my responsibility to contact PaineWebber individually should I intend to sell any shares remaining in my PaineWebber account after tax withholding has been satisfied. Otherwise, the shares will remain in my PaineWebber account until such time as proper instructions are provided to PaineWebber to initiate action. I understand it may take up to three business days for these shares to be deposited into my account.

         I understand and acknowledge that all of the information regarding the number of shares and the tax obligation commensurate therewith will be provided to PaineWebber by Tellium and PaineWebber has no responsibility for the accuracy of that information. I hereby agree to indemnify and hold PaineWebber harmless from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys' fees and court costs, arising out of (i) any negligent act, omission or willful misconduct by Tellium in carrying out actions pursuant to the second preceding paragraph and (ii) any action taken or omitted by PaineWebber in good faith reliance upon instructions herein or upon instructions or information transmitted to PaineWebber by Tellium pursuant to the second preceding paragraph.

         I understand and agree that by signing below, I intend this Irrevocable Instructions to be irrevocable, and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this Irrevocable Instructions. I also agree that this Irrevocable Instructions is in addition to and subject to the terms and conditions of any Account Agreement that I enter into with PaineWebber.



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
Signature:                                                   Signature:
          -------------------------------------------
Dated:                                         , 2002       (Additional Account Holder)
      -----------------------------------------
Print Name:                                                  Dated:                                      , 2002
           ------------------------------------------              -------------------------------------
Street Address:                                              Print Name:
               --------------------------------------
City, State & Zip:                                           Street Address:
                  -----------------------------------
Tax ID/ Social Security No.:                                 City, State & Zip:
                            -------------------------
                                                             Tax ID/ Social Security No.:






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